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                                                                    Exhibit 9(b)


              [PROVIDENT MUTUAL LIFE INSURANCE COMPANY LETTERHEAD]

                        CONSENT OF JAMES BERNSTEIN, ESQ.

                                 July 3, 2001

Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, PA 19312

Directors:

         I hereby consent to the reference to my name under the caption "Legal Matters" in the Statement of Additional Information included in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 for certain flexible premium variable annuity contracts issued through Provident Mutual Variable Annuity Separate Account of Provident Mutual Life Insurance Company (File No. 333-54984).

                                                           /s/ James Bernstein
                                                           -------------------
                                                           James Bernstein
                                                           Assistant Secretary